Exhibit 32

CERTIFICATIONS

In connection with the annual report on Form 10-K of First SunAmerica Life Insurance Company for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of, Jay S. Wintrob, Chief Executive Officer of the Company, and N. Scott Gillis, Senior Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JAY S. WINTROB
Jay S. Wintrob
Chief Executive Officer

/s/ N. SCOTT GILLIS
N. Scott Gillis
Senior Vice President and Chief Financial Officer

Date: April 15, 2005